EXHIBIT 10.1
R.H. Donnelley Corporation
Non-Management Director Compensation Program
Effective as of April 1, 2009
(Approved by by the Board of Directors on April 21, 2009)

■	Annual board service cash retainer: $75,000

■	Annual lead director cash retainer: $75,000 (not eligible for committee member retainers, eligible for committee chair retainers, if applicable).

■	Annual committee member cash retainer:
▶	Audit & Finance: $20,000

▶	Compensation & Benefits and Corporate Governance: $15,000

■	Annual committee chair cash retainer:
▶	Audit & Finance: $25,000

▶	Compensation & Benefits or Corporate Governance: $15,000

■	All cash retainers payable quarterly.

■	Special committee compensation: In the event a special committee is formed, the Compensation & Benefits Committee will have the authority to determine the appropriate retainer for that committee (either in advance or at the conclusion of the special committee’s work).

■	Additional compensation of $90,000 payable at the end of the calendar year (in stock or cash, at the election of the board).

■	No meeting fees.